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                                                                     Exhibit E-1


                             JOINT FILING AGREEMENT


      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with regard to the Class A Common Stock of Mitchell Energy & Development Corp., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof the undersigned hereby execute this Agreement as of the 30th day of October, 2001.



                                     /s/  GEORGE P. MITCHELL
                                     -----------------------------------
                                     George P. Mitchell


                                     /s/ CYNTHIA WOODS MITCHELL
                                     -----------------------------------
                                     Cynthia Woods Mitchell


                                     MND PARTNERS, L.P.

                                     By:  MND-GP, LLC


                                              By:  /s/ J. Todd Mitchell
                                                  ---------------------
                                                       J. Todd Mitchell
                                                       Manager